Exhibit 99.1
United Fire Group, Inc. to Participate in the 46th Annual AIFA Conference
CEDAR RAPIDS, IOWA – March 1, 2021 – Management of United Fire Group, Inc. (Nasdaq: UFCS) ("UFG") will hold one-on-one meetings at the Association of Insurance and Financial Analysts (AIFA) Conference on Tuesday March 2, 2021. During the one-on-one meetings, management will present early estimates of some performance measures for first quarter of 2021. UFG's presentation for the meetings can be found on its website at the following address: https://ir.ufginsurance.com/events-and-presentations/event-calendar.
About UFG

Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.

Through our subsidiaries, we are licensed as a property and casualty insurer in 49 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.

For more information about UFG, visit www.ufginsurance.com or contact:

Randy Patten, AVP and Controller, 319-286-2537 or IR@unitedfiregroup.com